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IMPAX
Laboratories, Inc.



Company Contacts:                   Investor Relations Contacts:
IMPAX Laboratories, Inc.            Lippert/Heilshorn & Associates, Inc.
------------------------            ------------------------------------
Barry R. Edwards, CEO               Kim Sutton Golodetz (kgolodetz@lhai.com)
(215) 289-2220 Ext. 1771            (212) 838-3777
Larry Hsu, Ph.D. President          Bruce Voss (bvoss@lhai.com)
(510) 476-2000 Ext. 1111            (310) 691-7100
Cornel C. Spiegler, CFO             www.lhai.com
(215) 289-2220 Ext. 1706            ------------
www.impaxlabs.com
-----------------


                        IMPAX RECEIVES FINAL FDA APPROVAL
                      FOR GENERIC VERSION OF DECLOMYCIN(R)

                           Fifth ANDA Approval in 2004


HAYWARD, Calif. (March 23, 2004) - IMPAX Laboratories, Inc. (NASDAQ NM: IPXL) announced that the U.S. Food and Drug Administration (FDA) has granted final marketing approval to the Company's Abbreviated New Drug Application (ANDA) for its generic version of Declomycin(R) (Demeclocycline Hydrochloride) 150 and 300 mg. Tablets. ESP Pharma markets Declomycin for the treatment of various infections. According to NDCHealth, U.S. sales of Declomycin were approximately $28 million for the 12 months ended December 31, 2003. IMPAX's Global Pharmaceuticals division will begin marketing the product immediately.

"This, our fifth ANDA approval and the third final approval this year, once again demonstrates the depth of both our R&D and Regulatory teams," said Larry Hsu, Ph.D. IMPAX's President. "We are pleased to add Demeclocycline Hydrochloride Tablets to our growing portfolio of products. As the first generic version of Declomycin approved by the FDA, this product should offer both patients and payors a cost effective alternative to the brand."

IMPAX currently has 17 applications pending at the FDA, including five tentatively approved, which address over $5.5 billion in U.S. branded product sales for the 12 months ended December 31, 2003. Thirteen of these filings were made under Paragraph IV of the Hatch-Waxman Amendments.

IMPAX Laboratories, Inc. is a technology based specialty pharmaceutical company applying its formulation expertise and drug delivery technology to the development of controlled-release and specialty generics in addition to the development of branded products. IMPAX markets its generic products through its Global Pharmaceuticals division and intends to market its branded products through the IMPAX Pharmaceuticals division. Additionally, where strategically appropriate, IMPAX has developed marketing partnerships to fully leverage its technology platform. IMPAX Laboratories is headquartered in Hayward, California, and has a full range of capabilities in its Hayward and Philadelphia facilities. For more information, please visit the Company's Web site at: www.impaxlabs.com.

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995:


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To the extent any statements made in this news release contain information that is not historical, these statements are forward-looking in nature and express the beliefs and expectations of management. Such statements are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause Impax's future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, Impax's ability to obtain sufficient capital to fund its operations, the difficulty of predicting FDA filings and approvals, consumer acceptance and demand for new pharmaceutical products, the impact of competitive products and pricing, Impax's ability to successfully develop and commercialize pharmaceutical products, Impax's reliance on key strategic alliances, the uncertainty of patent litigation, the availability of raw materials, the regulatory environment, dependence on patent and other protection for innovative products, exposure to product liability claims, fluctuations in operating results and other risks detailed from time to time in Impax's filings with the Securities and Exchange Commission. Forward-looking statements speak only as to the date on which they are made, and Impax undertakes no obligation to update publicly or revise any forward-looking statement, regardless of whether new information becomes available, future developments occur or otherwise.

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